                            JOINT FILING INFORMATION

Reporting Person:          SOROS FUND MANAGEMENT LLC

Address:                   888 SEVENTH AVENUE
                           33RD FLOOR
                           NEW YORK, NY 10106

Designated Filer:          SOROS FUND MANAGEMENT LLC

 Issuer and Symbol:        EXAR CORPORATION (EXAR)

Date of Event
Requiring Statement:       6/05/2014

Signature:                 /s/ Jodye Anzalotta
                           -------------------------
                           Jodye Anzalotta, as Assistant General Counsel

Reporting Person:          GEORGE SOROS

Address:                   888 SEVENTH AVENUE
                           33RD FLOOR
                           NEW YORK, NY 10106

Designated Filer:          SOROS FUND MANAGEMENT LLC

 Issuer and Symbol:        EXAR CORPORATION (EXAR)

Date of Event
Requiring Statement:       6/05/2014

Signature:                 /s/ Jodye Anzalotta
                           -------------------------
                           Jodye Anzalotta, as Attorney-in-Fact

Reporting Person:          ROBERT SOROS

Address:                   888 SEVENTH AVENUE
                           33RD FLOOR
                           NEW YORK, NY 10106

Designated Filer: SOROS FUND MANAGEMENT LLC

 Issuer and Symbol:        EXAR CORPORATION (EXAR)

Date of Event
Requiring Statement:       6/05/2014

Signature:                 /s/ Jodye Anzalotta
                           -------------------------
                           Jodye Anzalotta, as Attorney-in-Fact